UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 14, 2007
Commission File Number 333-112528
Vought Aircraft Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2884072 (I.R.S. Employer Identification Number)
9314 West Jefferson Boulevard M/S 2-01
Dallas, Texas 75211
(972) 946-2011
(Address of principal executive offices and telephone number)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On March 14, 2007, Vought Aircraft Industries, Inc. issued a press release announcing its financial results for the fourth quarter ending December 31, 2006 under the heading “Vought Reports Fourth Quarter 2006 Financial Results.” The press release was furnished as Exhibit 99.1 to this report on Form 8-K as filed on March 15, 2007. Subsequent to the issuance of that press release, management discovered errors in the presentation of non-GAAP financial measures (as defined in Rule 101 of Regulation G) included in that press release. The errors relate solely to a line item in the presentation of EBITDA and a line item adjustment in the presentation of Adjusted EBITDA, in each case for the three months ended December 31, 2006. As a result of correcting the errors, EBITDA for the three months ended December 31, 2006 is $23.0 million, and not $22.0 million as originally reported, and Adjusted EBITDA for the three months ended December 31, 2006 is $58.5 million, and not $48.2 million as originally reported. The errors did not affect the presentation of EBITDA and Adjusted EBITDA for the fiscal year ended December 31, 2006. The corrected presentation of EBITDA and Adjusted EBITDA for the three months ended December 31, 2006, as reconciled to net income (loss), is as follows:

Three Months Ended
December 31,
2006
Net Income (loss)	$(6.3)
Plus:
Interest expense, net	16.1
Income taxes, net	(1.9)
Depreciation and amortization	15.1

EBITDA	$23.0

Adjusted EBITDA
Plus:
Non-recurring investment in Boeing 787	30.2
Unusual charges — Plant consolidation & other non-recurring program costs and settlements	1.6
Asset impairment & Loss on Sale of property, plant and equipment	1.7
Pension & OPEB curtailment and non-cash expense related to FAS 87 & FAS 106	(2.1)
Other	4.1

Total Adjusted EBITDA	$58.5

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Furnished
Exhibit 99.1	—	Press Release dated March 14, 2007 *

*	Previously furnished with this report on March 15, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOUGHT AIRCRAFT INDUSTRIES, INC.
Date: April 4, 2007	/s/ KEITH HOWE
Keith Howe
Vice President and Chief Financial Officer

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